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                                                         Exhibit (a)(10)



This announcement is neither an offer to purchase nor a solicitation of an offer to sell LucasVarity Securities. The Offer is made in the United States solely by the Offer To Purchase, dated February 6, 1999, and related Letter of
Transmittal and related Form of Acceptance and is not being made to, nor will acceptances be accepted from or on behalf of, holders of LucasVarity Securities in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those United States jurisdictions whose securities laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by J.P. Morgan Securities Inc. or one or more registered brokers or dealers licensed under the laws of those jurisdictions. The Offer To Purchase, the Letter of Transmittal, the Form of Acceptance and related materials should not be forwarded or transmitted in or into Canada, Australia or Japan.

NOTICE OF RECOMMENDED CASH OFFER FOR
ALL OUTSTANDING ORDINARY SHARES AND
AMERICAN DEPOSITARY SHARES EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS OF

LUCASVARITY PLC

BY

MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, LONDON BRANCH

ON BEHALF OF

TRW AUTOMOTIVE UK

A WHOLLY OWNED SUBSIDIARY OF

TRW INC.

Morgan Guaranty Trust Company of New York, London Branch, acting in the United States through J.P. Morgan Securities Inc., on behalf of TRW Automotive UK ("Offeror"), an indirect wholly owned subsidiary of TRW Inc., is offering to purchase, on the terms and subject to the Conditions set forth in the Offer To Purchase, dated February 6, 1999 (the "Offer To Purchase"), the related Letter of Transmittal and related Form of Acceptance (which, as amended or supplemented from time to time, together constitute the "Offer"), (i) all outstanding ordinary shares of 25 pence each (the "LucasVarity Shares") of LucasVarity plc ("LucasVarity") for 288 pence per LucasVarity Shares, and (ii) all outstanding American Depositary Shares of LucasVarity, each representing ten LucasVarity Shares ("ADSs") and evidenced by American Depositary Receipts ("ADRs"), for pounds sterling 28.80 per ADS, net to the seller in cash without interest thereon. LucasVarity Shares and ADSs evidenced by ADRs are referred to collectively as "LucasVarity Securities".

THE INITIAL OFFER PERIOD WILL EXPIRE AT 3:00 P.M. (LONDON TIME), 10:00 A.M. (NEW YORK CITY TIME), ON TUESDAY, MARCH 9, 1999, UNLESS THE OFFER IS EXTENDED (THE "INITIAL OFFER PERIOD"). AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS (THE "SUBSEQUENT OFFER PERIOD"). HOLDERS OF LUCASVARITY SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFER DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

The Directors of LucasVarity (other than Dr. R.M. Gates who is also a Director of TRW and has taken no part in any discussions by the Directors of LucasVarity in relation to the Offer), who have been so advised by Lazard Brothers & Co., Limited ("Lazard"), consider the terms of the Offer to be fair and reasonable. In providing advice to the Directors of LucasVarity, Lazard has taken into account the commercial assessments of such Directors. Accordingly, the Directors of LucasVarity unanimously (except as noted above) recommend all holders of LucasVarity Securities to accept the Offer.

The Directors of the Offeror listed in the Offer to Purchase accept responsibility for the information contained in this advertisement save for that relating to LucasVarity and, to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this advertisement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Directors of LucasVarity (other than Dr. R.M. Gates for the reasons stated above), whose names are listed in the Offer to Purchase, accept responsibility for the information contained in this advertisement relating to LucasVarity. Dr. R.M. Gates accepts responsibility for the factual information relating to LucasVarity contained in this advertisement, but not for any recommendation made in connection with the Offer. To the best of the knowledge and belief of such Directors of LucasVarity (having taken all reasonable care to ensure that such is the case), such information (on the basis described herein) is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Offer is conditioned upon, among other things, valid acceptances being received (and not, where permitted, withdrawn) by the expiration of the Initial Offer Period in respect of not less than 90% in nominal value of LucasVarity Securities to which the Offer relates (or such lower percentage as Offeror may decide), provided that such condition (the "Acceptance Condition") will not be satisfied unless Offeror and/or its wholly owned subsidiaries shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise), LucasVarity Securities carrying in the aggregate more than 50% of the voting rights normally exercisable at general meetings of LucasVarity. Offeror reserves the right to reduce the percentage of LucasVarity Securities required to satisfy the Acceptance Condition at any time prior to all of the conditions being satisfied, fulfilled or, where permitted, waived. At least five
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recommendation made in connection with the Offer. To the best of the knowledge and belief of such Directors of LucasVarity (having taken all reasonable care to ensure that such is the case), such information (on the basis described herein) is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Offer is conditional upon, among other things, valid acceptances being received (and not, where permitted, withdrawn) by the expiration of the Initial Offer Period in respect of not less than 90% in nominal value of LucasVarity Securities to which the Offer relates (or such lower percentage as Offeror may decide), provided that such condition (the "Acceptance Condition") will not be satisfied unless Offeror and/or its wholly owned subsidiaries shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise), LucasVarity Securities carrying in the aggregate more than 50% of the voting rights normally exercisable at general meetings of LucasVarity. Offeror reserves the right to reduce the percentage of LucasVarity Securities required to satisfy the Acceptance Condition at any time prior to all of the conditions being satisfied, fulfilled or, where permitted, waived. At least five business days prior to any such reduction, Offeror will announce that it has reserved the right to reduce the Acceptance Condition. Such announcement will state the percentage to which the Acceptance Condition may be reduced and will state that such reduction is possible but that the Offeror need not declare its actual intentions until it is required to do so under the City Code on Takeovers and Mergers of the UK (the "City Code"). Offeror will not make such an announcement unless Offeror determines there is a significant possibility that sufficient LucasVarity Securities will be tendered to permit the Acceptance Condition to be satisfied at such reduced level. Such announcement will also state that holders of LucasVarity Securities who are not willing to accept the Offer if the Acceptance Condition is reduced to the minimum permitted level should either not accept the Offer until the Subsequent Offer Period or be prepared to withdraw their acceptances promptly following an announcement by Offeror of its reservation of the right to reduce such condition. Other conditions of the Offer are set out in Part A of Appendix 1 of the Offer To Purchase.

Offeror reserves the right (but will not be obligated) at any time to extend the Initial Offer Period, provided that Offeror may not extend the Initial Offer Period beyond April 7, 1999 without the consent of the Panel on Takeovers and Mergers of the UK (the "Panel"). Offeror reserves the right, if appropriate, to secure the Panel's approval to extend the final date for expiration of the Initial Offer Period to April 28, 1999, or such later date as the Panel may agree. A public announcement of any such extension will be made no later than 8:30 a.m. (London time) in the UK and by 8:30 a.m. (New York City time) in the US on the next business day after the previously scheduled expiration of the Initial Offer Period (other than an extension required by the City Code or US federal securities laws) prior to its scheduled expiration if the Acceptance Condition and all other conditions to the Offer have been satisfied, fulfilled or, where permitted, waived. In that case, the Initial Offer Period and consequently withdrawal rights, except in certain limited circumstances, will terminate immediately.

If all of the conditions to the Offer are satisfied, fulfilled or, where permitted, waived at the expiration of the Initial Offer Period, the consideration for LucasVarity Securities purchased pursuant to the Offer will be paid within 14 calendar days after the later of the expiration of the Initial Offer Period and the receipt of a complete and valid acceptance of the Offer. Under no circumstances will interest on the cash purchase price for LucasVarity Securities be paid, regardless of any extension of the Offer or delay in making such payment. In all cases, payment of LucasVarity Securities purchased pursuant to the Offer will be made only after timely receipt by either the Morgan Guaranty Trust Company of New York in its capacity as depositary for the Offer in the United States (the "US Depositary") or Computershare Services PLC in its capacity as the UK receiving agent (the "UK Receiving Agent"), as the case may be, of (i) certificates representing the LucasVarity Shares, ADRs representing the ADSs, or (only in the case of ADSs) timely confirmation of a book-entry transfer of such ADSs evidenced by ADRs into the US Depositary's account at The Depository Trust Company ("Book-Entry Transfer Facility") pursuant to the procedures set forth in the Offer To Purchase, (ii) the Letter of Transmittal (in the case of acceptances relating to ADSs) or the relevant Form of Acceptance (in the case of acceptances relating to LucasVarity Shares), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal or the relevant Form of Acceptance. Although the Offer price is denominated in pounds sterling, accepting holders of LucasVarity Shares will be entitled to have their cash consideration converted into US dollars at the exchange rate obtainable by the relevant payment agent (either the US Depositary or the UK Receiving Agent) on the spot market in London at approximately 12:00 noon (London time) on the date the cash consideration is made available by Offeror to the relevant payment agent for delivery to holders of LucasVarity Shares. Unless they elect to receive pounds sterling, ADS holders will receive consideration converted into dollars as described above, as if such holders of ADSs had elected to receive dollars.

If, as a result of the Offer and subject to certain conditions, the Offeror acquires or contracts to acquire LucasVarity Securities representing at least 90 percent in value of the LucasVarity Securities to which the Offer relates, then, provided such requirement is achieved within four months of February 6, 1999, Offeror will be entitled and intends to effect the compulsory acquisition procedures provided for in Sections 428 to 430F of the Companies Act 1985 (as amended) of England and Wales to compel the purchase of any outstanding LucasVarity Securities on the same terms as provided in the Offer, in accordance with the relevant procedures and time limits described in such Act.

If a holder of ADSs wishes to accept the Offer in respect of ADSs and the ADRs evidencing such ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the US Depositary prior to the expiration of the Subsequent Offer Period, such holder's acceptance of the Offer in respect of ADSs may nevertheless be effected by following the guaranteed delivery procedures set forth in the Offer To Purchase.

Except as described below and in the Offer To Purchase, acceptances of the Offer for LucasVarity Securities are irrevocable. Acceptances of the Offer may be withdrawn pursuant to the procedures set out below at any time during the Initial Offer Period, including any extension thereof, but not during the Subsequent Offer Period, except in certain limited circumstances as described in the Offer To Purchase. To be effective, a written notice of withdrawal must be timely received by the party (either the UK Receiving Agent or the US Depositary) to whom the acceptance was originally sent at one of the addresses set forth in the Offer To Purchase and must specify the name of the person who has tendered LucasVarity Securities, the number of LucasVarity Securities to be withdrawn and (if a Share certificate or ADSs have been tendered) the name of the registered holder of the LucasVarity Securities, if different from the name of the person whose acceptance is to be withdrawn. In respect of ADSs, if ADRs have been delivered or otherwise identified to the US Depositary then, prior to the physical release of such ADRs, the serial numbers shown on such ADRs must be submitted, and, unless the ADSs evidenced by such ADRs have been delivered by an Eligible Institution (as defined in Instruction 1 of the Letter of Transmittal) or by means of a Letter of Transmittal, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution of ADSs evidenced by ADRs have been delivered pursuant to the procedures for book-entry transfer set forth in the Offer To Purchase, any notice of withdrawal must also specify the name and number of account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs and must otherwise comply with such Book-Entry Transfer Facility's procedures. All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by Offeror, whose determination (except as required by the Panel) shall be final and binding.

The information required to be disclosed by Rule 14d-6(e)(1)(vii) of the General Rules and Regulations under the US Securities Exchange Act of 1934, as amended, is contained in the Offer To Purchase and incorporated herein by reference. LucasVarity has provided the Offeror with LucasVarity's stockholder list and security position listings for the purpose of disseminating the Offer to holders of LucasVarity Securities. The Offer To Purchase, the Letter of Transmittal and/or the Form of Acceptance are being mailed to holders of record of LucasVarity Securities and are being furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names or the names of whose nominees appear as holders of record for subsequent transmittal to beneficial owners of LucasVarity Securities.

THE OFFER TO PURCHASE AND RELATED MATERIALS CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISIONS ARE MADE WITH RESPECT TO THE OFFER.

Requests for assistance or copies of the Offer To Purchase, the Letter of Transmittal, the Forms of Acceptance and all other related materials may be directed to the Dealer Manager or the Information Agent as set forth below, and copies will be furnished promptly at the Offeror's expense. No fees or commissions will be paid to brokers, dealers or other persons (other than the Dealer Manager and the Information Agent) for soliciting tenders of LucasVarity Securities pursuant to the Offer.

The Information Agent for the Offer is:

[LOGO OF GEORGESON & COMPANY INC.]

Wall Street Plaza
New York, New York 10005
Banks and Brokers call collect: 212.440.9800

All others call toll free: 800.223.2064

The U.S. Dealer Manager for the Offer is:
J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260
877.576.2040 (Toll Free)

February 6, 1999


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